UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2019
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On December 16, 2019, G. Kelly Martin, Chief Executive Officer of Novan, Inc. (the “Company”) and a member of the Board of Directors (the “Board”) of the Company, notified the Company that (i) he will step down as the Company’s Chief Executive Officer upon the February 1, 2020 expiration of his employment agreement, dated August 8, 2018, with the Company and (ii) concurrent with the end of his term as Chief Executive Officer, he is resigning from the Board, effective February 3, 2020.

Appointment of Successor Chief Executive Officer

The Company has appointed its current President and Chief Operating Officer, Paula Brown Stafford, to fill the role of Chief Executive Officer, effective February 2, 2020. Ms. Stafford joined the Company as Chief Development Officer in March 2017 and was promoted to President and Chief Operating Officer in January 2019. Ms. Stafford was appointed to the Board in August 2017 and will remain a member of the Board as she moves into the role of Chief Executive Officer.

There is no arrangement or understanding with any person pursuant to which Ms. Stafford was selected as Chief Executive Officer, and there are no family relationships between Ms. Stafford and any director or executive officer of the Company. Additional information about Ms. Stafford can be found in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 18, 2018.

Employment Arrangement with Paula Brown Stafford

Effective December 17, 2019, the Company entered into an Amended and Restated Employment Agreement with Ms. Stafford (the “Employment Agreement”). The Employment Agreement amends and restates the Company’s prior employment agreement with Ms. Stafford. Pursuant to the Employment Agreement, beginning on February 2, 2020, Ms. Stafford will continue to serve as President and will begin to serve as Chief Executive Officer during an initial term that expires on December 31, 2021, and is subject to automatic renewals for additional one year periods unless either party gives timely notice to the other party as specified in the Employment Agreement.

The Employment Agreement provides for an annual base salary of $590,000 and eligibility to participate in the Company’s standard benefit plans.

Ms. Stafford will be granted 600,000 stock appreciation rights (“SARs”) following the Company’s release of expected top-line results of the Phase 3 molluscum clinical program targeted in the first quarter of 2020, or before, having an exercise price equal to the fair market value of the Company’s common stock on the grant date and with a ten year term (the “SAR Award”). The SARs will be granted on a contingent basis and shall be considered irrevocably forfeited and voided in full if sufficient shares of the Company’s common stock are not available under the 2016 Incentive Award Plan or, if necessary to provide for sufficient shares, the Company fails to obtain stockholder approval for amendments to the 2016 Incentive Award Plan required to provide sufficient shares for the SAR Award at the next annual stockholders’ meeting. If a sufficient number of shares of the Company’s common stock are not available under the 2016 Incentive Award Plan by the conclusion of the next annual meeting of the stockholders, the Company will be required to pay Ms. Stafford the cash equivalent of the value of the SARs under the terms of the Employment Agreement in equal monthly installments over a twelve month period commencing within 30 days of the date she provides notice of her intent to exercise. The SARs will entitle Ms. Stafford to a payment (in cash, shares of common stock or a combination of both) equal to the fair market value of one share of the Company’s common stock on the date of exercise less the exercise price. The SARs will vest in equal quarterly installments, such that they will be vested in full on December 31, 2021, contingent on Ms. Stafford’s continued service with the Company, which shall include any uninterrupted service as a director or consultant following termination of employment, unless vesting is otherwise expressly accelerated pursuant to the SAR Award or the Employment Agreement.

Beginning in 2020, Ms. Stafford will, upon achievement of the annual bonus objectives established by the Board pursuant to the Company’s Executive Annual Incentive Plan or another bonus plan established by the Company, be eligible to receive a target annual bonus (the “Annual Bonus”) equal to not less than 55% and up to a maximum of 75% of her annual base salary, with achievement of the Annual Bonus objectives and the amount of the Annual Bonus being determined by the Company’s compensation committee in its reasonable discretion. For 2019, Ms. Stafford will, upon achievement of all of the Annual Bonus objectives, be eligible to receive a target annual bonus equal to 50% or more of her annual base salary, with achievement of the Annual Bonus objectives and the amount of the Annual Bonus being determined by the Company’s compensation committee in its reasonable discretion. Ms. Stafford will also be eligible for additional, discretionary bonus awards under the Company’s 2016 Incentive Award Plan and the Tangible Stockholder Return Plan, at such level and on such terms as approved in the sole discretion of the Company’s compensation committee.

In the event of Ms. Stafford’s termination of employment either upon nonrenewal by the Company of the term of the Employment Agreement, by the Company without “cause” or by Ms. Stafford for “good reason” (except as set forth below), then in addition to any accrued amounts and subject to Ms. Stafford timely delivering an effective release of claims in the Company’s favor and her continued compliance with the previously signed Restrictive Covenants Agreement between the Company and Ms. Stafford, Ms. Stafford will be entitled to receive payment of Ms. Stafford’s then-current base salary, plus a prorated annual bonus calculated at the minimum target level of the calendar year in which the “separation date,” as defined in the Employment Agreement, occurs based on the percentage of the calendar year actually worked by Ms. Stafford as of the separation date, each multiplied by 1.5, plus the amount of any unpaid Annual Bonus for the prior calendar year. Such amounts will be paid in equal monthly installments over 12 months in accordance with standard payroll practices and provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any delay required by Section 409A. Ms. Stafford will also be entitled to vesting of any then unvested portion of the SAR Award that would have otherwise vested through the calendar quarter following the calendar quarter in which the separation date occurs. In the event of certain changes to the Company’s board of directors that constitute “good reason” under the Employment Agreement, Ms. Stafford will be entitled to receive payment of her then-current base salary for a one-year period and the amount of any unpaid Annual Bonus for the prior calendar year, if any, and vesting of any then unvested portion of the SAR Award that would have otherwise vested through the calendar quarter in which the separation date occurs. Upon termination of employment by Ms. Stafford other than for good reason or due to her death or disability, or by the Company for cause, Ms. Stafford will not be entitled to any additional compensation beyond any accrued amounts.

Under the Employment Agreement, “cause” is defined as (i) Ms. Stafford’s conviction of, or plea of no contest to, any crime (whether or not involving the Company) that constitutes a felony in the jurisdiction in which Ms. Stafford is charged, or that involves moral turpitude, (ii) any act of theft, fraud or embezzlement, or any other willful misconduct or materially dishonest behavior by Ms. Stafford, (iii) Ms. Stafford’s material failure or repeated refusal to perform her reasonably assigned duties, provided that such failure or refusal is not corrected as promptly as practicable, and in any event within 10 calendar days after Ms. Stafford shall have received written notice from the Company stating the nature of such failure or refusal, (iv) Ms. Stafford’s willful or material violation of any of her obligations contained in any agreement between Ms. Stafford and the Company, (v) conduct by Ms. Stafford that constitutes willful gross neglect or willful gross misconduct in carrying out her duties under this Agreement that results or that may result, as reasonably determined by the Company, in material harm to the Company, including harm to its reputation; or (vi) any material failure by Ms. Stafford to comply with the Company's written policies or rules, as they may be in effect from time to time, if such failure causes material/reputational or financial harm to the Company.

Under the Employment Agreement, “good reason” is defined as (i) a material diminution in Ms. Stafford’s annual base salary or Annual Bonus eligibility, (ii) a material, adverse change in Ms. Stafford’s title, authority, duties, or responsibilities (other than temporarily while Ms. Stafford is physically or mentally incapacitated or as required by applicable law), taking into account the Company's size, status as a public company, and capitalization as of the date of the Employment Agreement, (iii) a material change in the geographic location at which Ms. Stafford must perform services for the Company, not to include regular business travel, (iv) any other action or inaction that constitutes a material breach of the terms of the Employment Agreement by the Company, or (v) on or before the one year anniversary of the effective date of the Employment Agreement, either (1) the Board elects a person to serve as Chair of the Board who is not the current incumbent as of the effective date of the Employment Agreement, or (2) the current incumbent directors on the Board as of the effective date of the Employment Agreement cease for any reason to constitute a majority of the Board; provided that “good reason” shall not include an event or condition unless (A) Ms. Stafford notifies the Company within 30 days of the initial existence of one of the adverse events described above, (B) Ms. Stafford provides the Company with at least 30 days’ written notice of her intent to resign for “good reason”, and (C) the Company fails to correct the adverse event within 30 days of such notice.

Notwithstanding the foregoing, the Employment Agreement further provides that, in the event that the following occur (i.e. a “double trigger”):

(i) a “change in control,” as defined in the Employment Agreement (which incorporates the definition from the 2016 Incentive Award Plan), and

(ii) Ms. Stafford is terminated from employment by the Company without cause or upon the nonrenewal by the Company of the term of the Employment Agreement or by Ms. Stafford for good reason (other than due to certain changes on the Company’s board of directors) within 12 months after a change in control, subject to Ms. Stafford timely delivering an effective release of claims in the Company’s favor and her continued compliance with the Restrictive Covenants Agreement between the Company and Ms. Stafford

Ms. Stafford will be entitled to receive payment of her then-current base salary, plus a prorated annual bonus calculated at the minimum target level of the calendar year in which the separation date occurs based on the percentage of the calendar year actually worked by Ms. Stafford as of the separation date, each multiplied by 2.5, plus the amount of any unpaid Annual Bonus for the prior calendar year. Such amounts will be paid in equal monthly installments over 24 months in accordance with standard payroll practices and provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any delay required by Section 409A. Ms. Stafford will also be entitled to vesting of any then unvested portion of the SAR Award and any other equity grant as of the separation date.
Item 7.01. Regulation FD Disclosure.

The press release issued by the Company on December 18, 2019, announcing the matters described above, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 7.01, including exhibit 99.1, in this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: December 18, 2019	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance